Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 2, 2006 on the Belmont National Bank 401(k) Profit Sharing Plan’s (the Plan) December 31, 2005 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2005 into Sky Financial Group, Inc.’s Registration Statement on Form S-8 (SEC File No. 333-125403) filed with the Securities and Exchange Commission.

/s/ Seber Tans, PLC

Seber Tans, PLC

Kalamazoo, Michigan

June 2, 2006